Exhibit c(2)

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SEPTEMBER 28, 2005

STRICTLY PRIVATE AND CONFIDENTIAL

PROJECT SCALE

[LOGO]

PROJECT SCALE

This presentation was prepared exclusively for the benefit and internal use of the JPMorgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating the feasibility of a possible transaction and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by JPMorgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of JPMorgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. JPMorgan’s opinions and estimates constitute JPMorgan’s judgment and should not be regarded as fact. In preparing this presentation, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. JPMorgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by JPMorgan.

JPMorgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. JPMorgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure:  JPMorgan Chase & Co. and its affiliates do not provide tax advice.  Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

JPMorgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities Inc., J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. JPMorgan deal team members may be employees of any of the foregoing entities.

[LOGO]	PROJECT SCALE

Agenda

Executive summary

Silver update

Silver implied valuation

Appendix

EXECUTIVE SUMMARY

Executive summary

•                  In June, Silver received a verbal indication of interest of $12.00–$13.00 per share; after discussion at a Silver Board meeting on July 12th, and subsequent conversations between Silver, Aqua, WCAS and JPMorgan, Aqua verbally raised its offer to $13.25 per share

•                  100% cash consideration to public shareholders

•                  Founder family shareholders invest in new Holding company (“Holdings”) through share exchange using an exchange ratio based upon a price of [$1.20] per share of Holdings common stock and [$4.80] per share of Holdings preferred stock(1).  Same prices used for WCAS equity investment

•                  Founder receives same cash consideration in the merger as the public shareholders for shares not exchanged for shares in Holdings

•                  Since mid August, Aqua and WCAS have performed substantial business, legal and financial due diligence

•                  Purchaser due diligence is substantially complete

•                  Contract negotiations are progressing, subject to several remaining issues

•                  Pending Board approvals and resolution of final negotiations, target announcement date is Friday, September 30th

(1)          Based on Aqua Management projections, Holdings equity pricing used for the share exchange and the WCAS investment may be less than the implied value of the pro forma equity of Holdings after giving effect to the Silver acquisition and synergies that may be derived therefrom

Transaction economics

Economics ($ millions, except per share data)

Offer price per share	$13.25

Fully diluted shares(1)	24.7

Equity value	$327.7

Plus: Debt	0.0

Less: Cash & equivalents(2)	43.3

Enterprise value	$284.5

Transaction premium (as of 9/26/05)

Premium to:	$13.25

Current price of $12.96	2.2%

1-month average of $12.44	6.5%

3-month average of $10.23	29.6%

6-month average of $9.38	41.2%

1-year average of $9.82	34.9%

Transaction metrics ($ millions)

Implied multiples	Financial statistics(3)	$13.25

Enterprise value/revenue

EOY run rate 2005E(4)	$159.8	1.8	x
2006E
Case 1	$183.6	1.5	x
Case 2	$174.8	1.6	x
Enterprise value/EBITDA

EOY run rate 2005E(4)	$13.2	21.6	x
2006E
Case 1	$22.0	12.9	x
Case 2	$14.3	19.9	x

(1)          Fully diluted shares assumes 24.0mm basic shares (includes 0.1mm restricted shares); 0.7mm dilutive effect from options (treasury method)

(2)          As of 8/31/05, includes $18.1mm cash and cash equivalents, $21.6mm long-term investments and $3.5 receivable from sale of property

(3)          Based on Silver management projections

(4)          Represents estimated run rate of business at 12/31/05 as per Silver management projections, not performance for 2005 fiscal year

Overview of structure

Step 1

•                  Parent forms a new company, Holdings, which has a wholly owned subsidiary, Aqua Merger Sub

•                  Aqua, Inc. forms a new subsidiary, Merger Sub

[CHART]

Step 2

•                  WCAS/Mgmt contribute cash and Aqua stock to Holdings in return for Holdings shares

•                  Founder Parties contribute Silver stock to Holdings in return for Holdings shares

[CHART]

Step 3

•                  Merger Sub merges with and into Silver, Silver survives

•                  Aqua Merger Sub merges with and into Aqua, Aqua survives

•                  Silver stockholders and remaining Aqua stockholders receive cash

[CHART]

Final structure

•                  After the Transactions, Holdings is the new parent company of Aqua, which remains the parent of Aqua, Inc., which is the ultimate parent of Silver

•                  Share exchanges intended to qualify as a tax-deferred exchange under IRC Section 351

[CHART]

Agenda

Executive summary

Silver update

Silver implied valuation

Appendix

SILVER UPDATE

Silver recent trading performance

Stock price and volume since 7/1/05

[CHART]

	Silver	Lab index(1)
Since 7/1/05	54.7%	(0.6)%
YTD	20.7%	7.2%
1 Year	23.4%	20.3%
2 Year	(1.2)%	66.7%
3 Year	37.9%	76.9%

Source: Tradeline and public press releases

(1)          Lab index comprised of DGX, LH, BRLI and LABS (included until 8/5/05, last trading day before acquisition announcement)

Over the last year, 95% of trading has been below $13.25

One month

[CHART]

Intraday High:	$15.10
Intraday Low:	$10.25
Average:	$12.39
Shares above $13.25 as a % of float:	5.3%

Total traded volume: 1,114,700 (4.7% of shares outstanding, 12.9% of float)

Average daily volume: 55,735 (0.2% of shares outstanding, 0.6% of float)

Three months

[CHART]

Intraday High:	$15.10
Intraday Low:	$8.30
Average:	$10.21
Shares above $13.25 as a % of float:	5.3%

Total traded volume: 2,586,300 (10.8% of shares outstanding, 29.9% of float)

Average daily volume: 40,411 (0.2% of shares outstanding, 0.5% of float)

Six months

[CHART]

Intraday High:	$15.10
Intraday Low:	$6.55
Average:	$9.37
Shares above $13.25 as a % of float:	5.3%

Total traded volume: 5,320,500 (22.3% of shares outstanding, 61.5% of float)

Average daily volume: 41,566 (0.2% of shares outstanding, 0.5% of float)

Twelve months

[CHART]

Intraday High:	$15.10
Intraday Low:	$6.55
Average:	$9.81
Shares above $13.25 as a % of float:	5.3%

Total traded volume: 9,109,100 (38.1% of shares outstanding, 105.3% of float)

Average daily volume: 36,004 (0.2% of shares outstanding, 0.4% of float)

Source: Factset as of 9/26/05

Note: Calculated by applying the average of the intraday high and low share price towards each day’s total trading volume

Overview of analyst estimates

$ millions, except per share data

					Revenue estimates		EPS estimates
Broker	Analyst	Date	Recommendation	Price target	FY2005E	FY2006E	FY2005E	FY2006E
Merrill Lynch	Thomas Gallucci	7/27/2005	Sell	N/A	$156.7	$173.0	$(0.15)	$0.15
Wachovia Securities	William Bonello	7/27/2005	Market perform	N/A	154.5	185.0	(0.08)	0.45
Piper Jaffray	Steven Hamill	7/29/2005	Market perform	$10.50	154.4	166.9	(0.65)	0.16
Thomas Weisel Partners	David Lewis	7/28/2005	Market perform	N/A	152.0	159.9	(0.17)	0.08

Median					$154.5	$170.0	$(0.16)	$0.16

Source: Selected Wall Street research

Analyst commentary

“Revenue & Volume Growth Solid, But Outlook Unclear. While revenues were solid in Q2, Silver continues to benefit from volume that it believes is temporal in nature, making it difficult to estimate future trends. Further, the company has apparently seen customer attrition given management turnover. Finally, Silver has reportedly not yet added meaningful business from its new GPO contracts.

Turnaround is Long-Term In Nature. Cost and revenue trends have been fairly unpredictable in recent periods, and we suspect will continue to be for the near-to-intermediate term. At this point we view Silver as a “show me” story, and while we view the arrival of a new CEO positively, we also anticipate it will take some time before he develops a game plan and it begins to gain traction.”

7/27/05

Thomas Gallucci, Merrill Lynch

“We believe that the senior management turnover will limit Silver’s ability to complete strategic acquisitions. The management turn-over also increases the risk of salesforce and customer attrition. As a result, we have significantly less confidence in our 2006 projections.”

7/27/05

William Bonello, Wachovia

“While we were satisfied with Q2 results, it is clear that the next phase of this turnaround story is in the early stages. The next leg of the process will be providing evidence of traction with Novation and Premier GPO member hospitals.”

7/29/05

Steven Hamill, Piper Jaffray

Agenda

Executive summary

Silver update

Silver implied valuation

Appendix

SILVER IMPLIED VALUATION

Silver management projections – Case 1

Projected financials ($ millions; FYE December 31)

	Actual 2004	Run rate EOY(1) 2005	Projections					05–10 % CAGR
			2006	2007	2008	2009	2010
Base
Specimen volume	2.9	3.2	3.7	4.2	4.7	5.2	5.7	12.2%
% growth		10.2%	15.6%	13.5%	12.5%	10.5%	9.0%
Price per specimen	$46.12	$47.92	$47.92	$47.92	$47.92	$47.92	$47.92	0.0%
% growth		3.9%	0.0%	0.0%	0.0%	0.0%	0.0%
Base Revenue	$133.3	$152.7	$176.5	$200.3	$225.4	$249.1	$271.5	12.2%
% growth		14.5%	15.6%	13.5%	12.5%	10.5%	9.0%
Other
Specimen volume	0.1	0.6	0.7	0.7	0.0	0.0	0.0
% growth		411.1%	15.6%	13.5%	(100.0)%	—	—
Price per specimen	$13.47	$12.56	$10.75	$10.75	$10.75	$10.75	$10.75
% growth		(6.8)%	(14.4)%	0.0%	0.0%	0.0%	0.0%
Other Revenue	1.5	7.1	7.1	8.0	0.0	0.0	0.0
Combined
Specimen volume	3.0	3.8	4.3	4.9	4.7	5.2	5.7	8.6%
% growth	20.8%	25.1%	15.6%	13.5%	(4.5)%	10.5%	9.0%
Price per specimen	$44.90	$42.56	$42.29	$42.29	$47.92	$47.92	$47.92	2.4%
% growth	(6.7)%	(5.2)%	(0.6)%	0.0%	13.3%	0.0%	0.0%
Combined Revenue	134.8	159.8	183.6	208.4	225.4	249.1	271.5	11.2%
% growth	12.7%	18.6%	14.9%	13.5%	8.2%	10.5%	9.0%
Gross profit	42.3	57.4	69.6	80.5	89.0	98.8	107.7	13.4%
% margin	31.4%	35.9%	37.9%	38.6%	39.5%	39.7%	39.7%
EBITDA	(1.2)	13.2	22.0	28.7	34.3	40.2	45.3	28.0%
% margin	(0.9)%	8.2%	12.0%	13.8%	15.2%	16.1%	16.7%
EBIT	(7.7)	6.6	15.4	22.1	27.5	33.4	38.3	42.1%
% margin	(5.7)%	4.1%	8.4%	10.6%	12.2%	13.4%	14.1%

Key assumptions

•                  Run rate EOY based on annualized August financials, and assumes full implementation of current initiatives

•                  Continued strong specimen growth

•                  Pricing flat 2006 through forecast period

•                  Other business terminates 1/1/2008

•                  Increased scale and stable pricing drive gross margin expansion throughout forecast

•                  IT expenses rationalized beginning in 2006; consistent with industry average by 2008

Source: Silver management projections; Silver management instructed JPMorgan to weight Case 1 and Case 2 equally

(1)          Represents estimated run rate of business at 12/31/05, not performance for 2005 fiscal year

Silver management projections – Case 2

Projected financials ($ millions; FYE December 31)

	Actual 2004	Run rate EOY(1) 2005	Projections						05–10 % CAGR
			2006		2007	2008	2009	2010
Base
Specimen volume	2.9	3.2	3.7		4.2	4.7	5.2	5.7	12.2%
% growth		10.2%	15.6%		13.5%	12.5%	10.5%	9.0%
Price per specimen	$46.12	$47.92	$47.44		$46.96	$46.50	$46.03	$45.57	(1.0)%
% growth		3.9%	(1.0)%		(1.0)%	(1.0)%	(1.0)%	(1.0)%
Base Revenue	$133.3	$152.7	$174.8		$196.4	$218.7	$239.2	$258.2	11.1%
% growth		14.5%	14.4%		12.4%	11.4%	9.4%	7.9%

Other
Specimen volume	0.1	0.6	0.0		0.0	0.0	0.0	0.0
% growth		411.1%	(100.0)%		—	—	—	—
Price per specimen	$13.47	$12.56	$10.75		$10.75	$10.75	$10.75	$10.75
% growth		(6.8)%	(14.4)%		0.0%	0.0%	0.0%	0.0%
Other Revenue	1.5	7.1	0.0		0.0	0.0	0.0	0.0

Combined
Specimen volume	3.0	3.8	3.7		4.2	4.7	5.2	5.7	8.6%
% growth	20.8%	25.1%	(1.9	) %	13.5%	12.5%	10.5%	9.0%
Price per specimen	$44.90	$42.56	$47.44		$46.96	$46.50	$46.03	$45.57	1.4%
% growth	(6.7)%	(5.2)%	11.5%		(1.0)%	(1.0)%	(1.0)%	(1.0)%
Combined Revenue	134.8	159.8	174.8		196.4	218.7	239.2	258.2	10.1%
% growth	12.7%	18.6%	9.3%		12.4%	11.4%	9.4%	7.9%

Gross profit	42.3	57.4	60.9		68.1	77.0	84.5	91.5	9.8%
% margin	31.4%	35.9%	34.8%		34.7%	35.2%	35.3%	35.4%

EBITDA	(1.2)	13.2	14.3		17.7	23.1	26.9	30.4	18.2%
% margin	(0.9)%	8.2%	8.2%		9.0%	10.6%	11.3%	11.8%

EBIT	(7.7)	6.6	7.7		11.1	16.3	20.1	23.5	28.9%
% margin	(5.7)%	4.1%	4.4%		5.7%	7.5%	8.4%	9.1%

Key Assumptions

•                  Run rate EOY based on annualized August financials, and assumes full implementation of current initiatives

•                  Continued strong specimen growth

•                  Pricing declines 1% per year through forecast period

•                  Other business terminates 1/1/2006

•                  Increased scale drives gross margin expansion, tempered by pricing declines

•                  IT expenses rationalized beginning in 2006; consistent with industry average by 2008

Source: Silver management projections; Silver management instructed JPMorgan to weight Case 1 and Case 2 equally

(1)          Represents estimated run rate of business at 12/31/05, not performance for 2005 fiscal year

Silver implied valuation summary

Implied value per fully diluted share

Trading comparables(1)

Case 1

•          Revenue

•          EBITDA

Case 2

•          Revenue

•          EBITDA

Transaction comparables(2)

•          EV/LTM Revenue

Discounted cash flow analysis(3)

•          Case 1

•          Case 2

[CHART]

Note: Based on Silver management projections; cash as of 8/31/05, includes $18.1mm cash and cash equivalents, $21.6mm long-term investments and $3.5 receivable from sale of property; assumes 24.0mm basic shares (includes 0.1mm restricted shares); assumes treasury method to calculate dilutive effect of outstanding options according to September options schedule; share prices rounded to nearest $0.10

(1)          Based on Silver management’s 2005 end of year run rate and 2006 projections; 1.2–1.6x 2005 end of year run rate revenue of $159.8mm, 1.0–1.4x 2006 projected revenue of $183.6 and $174.8mm for Case 1 and Case 2, respectively, 10.0–13.0x 2005 end of year run rate EBITDA of $13.2mm, 9.0–10.0x 2006 projected EBITDA of $22.0mm and $14.3mm for Case 1 and Case 2, respectively

(2)          1.5–2.0x LTM revenue of $148.7mm as of 8/31/2005

(3)          Assumes 10.5–11.5% WACC with terminal revenue growth of 4.0%–4.5%; as of 9/26/05; includes implied value of NOL carryforwards

Selected trading comparables

Enterprise value/2005E revenue

[CHART]

Enterprise value/2006E revenue

[CHART]

Enterprise value/2005E EBITDA

[CHART]

Enterprise value/2006E EBITDA

[CHART]

Source: Selected Wall Street research reports, public company filings and Tradeline

Note: Stock prices as of 9/26/05

Precedent transaction analysis

$ millions

Date	11/11/02	4/2/02	6/28/01	12/14/04	8/8/05	12/9/02	2/7/02	5/9/02	3/20/05
Acquirer	LabCorp	Quest	Dianon	LabCorp	Quest	Welsh,	Quest	LabCorp	LabCorp
		Diagnostics			Diagnostics	Carson	Diagnostics

Target	Dianon	UniLab	UroCor	US	LabOne	AmeriPath	AML	Dynacare	Esoterix(1)
Pathology
Labs

Enterprise value	$598	$1,140	$159	$155	$919	$839	$500	$682	$150

[CHART]

Source: SEC filings; selected Wall Street research; publicly available information

(1)          Assumes $110.0mm of revenue; based on selected Wall Street research report dated March 30, 2005

(2)          LTM revenue of $148.7mm as of 8/31/2005

Discounted cash flow analysis

Silver management – Case 1

Implied equity value per fully diluted share

	Terminal revenue growth
Cost of capital	4.00%	4.25%	4.50%
10.5%	$13.76	$14.07	$14.41
11.0%	12.88	13.15	13.43
11.5%	12.13	12.35	12.59

Silver management – Case 2

Implied equity value per fully diluted share

	Terminal revenue growth
Cost of capital	4.00%	4.25%	4.50%
10.5%	$9.21	$9.40	$9.61
11.0%	8.66	8.83	9.01
11.5%	8.18	8.33	8.48

Implied enterprise value ($ millions)

	Terminal revenue growth
Cost of capital	4.00%	4.25%	4.50%
10.5%	$297.7	$306.0	$315.0
11.0%	274.9	281.8	289.2
11.5%	255.2	261.0	267.2

Note: Implied valuation as of 9/26/05; at midpoint, terminal EBITDA and EBIT multiples are 7.3x and 8.4x respectively; includes present value of NOL carryforwards of approximately $0.57 per share (without section 382 limitation); based on Silver management projections

Implied enterprise value ($ millions)

	Terminal revenue growth
Cost of capital	4.00%	4.25%	4.50%
10.5%	$179.3	$184.3	$189.7
11.0%	165.6	169.8	174.2
11.5%	153.8	157.3	161.0

Note: Implied valuation as of 9/26/05; at midpoint, terminal EBITDA and EBIT multiples are 6.7x and 8.2x respectively; includes present value of NOL carryforwards of approximately $0.52 per share (without section 382 limitation); based on Silver management projections

Agenda

Executive summary

Silver update

Silver implied valuation

Appendix

APPENDIX

Silver has underperformed its peers and the broader market since its IPO in 2000

Relative stock price performance

[CHART]

	2005 YTD	Since Silver IPO(1)
Silver	20.7%	(19.0)%
Labs Index(2)	7.2%	110.6%
S&P	1.1%	(9.5)%
NASDAQ	(1.4)%	(22.9)%

Note: Performance measured through 9/26/2005

(1)          Silver completed its initial public offering on December 7, 2000 at $16 per share

(2)          Lab index comprised of DGX, LH, BRLI and LABS (included until 8/5/05, last trading day before acquisition announcement)

Short interest in Silver increased in September

LTM short interest and trading volume

[CHART]

Short interest	680,526	478,217	352,924	319,367	314,223	338,345	406,816	493,569	599,022	489,396	460,299	468,846	527,457
Avg. daily volume	18,009	26,836	33,535	28,841	12,086	25,429	55,884	31,859	53,547	37,214	38,319	29,848	56,768
Monthly close(1)	$ 10.50	$ 9.71	$ 10.98	$ 11.04	$ 10.24	$ 9.52	$ 9.55	$ 8.18	$ 8.22	$ 8.41	$ 9.84	$ 11.12	$ 12.96

Source: Bloomberg

(1)          End of the month Silver closing share price; September price as of 9/26/05

Silver’s short interest ratio has been volatile over the past year

LTM short interest ratio versus peers

[CHART]

Short interest ratio
SP	37.79	17.82	10.52	11.07	26.00	13.31	7.28	15.49	11.19	13.15	12.01	15.71	9.29
DGX	10.18	12.99	8.72	9.12	8.42	7.17	10.49	11.22	10.93	12.11	18.43	7.45	11.72
LH	4.34	4.68	2.26	4.61	4.97	4.24	2.41	3.08	3.07	3.63	4.29	2.85	2.88
BRLI	3.28	4.14	4.20	3.66	1.34	4.32	4.14	10.02	10.23	10.11	13.12	13.85	7.93

Short interest
SP	680,526	478,217	352,924	319,367	314,223	338,345	406,816	493,569	599,022	489,396	460,299	468,846	527,457
DGX(1)	5,550,524	5,428,615	5,078,029	5,055,115	4,645,801	5,122,519	5,525,776	5,878,628	5,611,077	5,063,592	10,511,519	9,309,106	9,207,190
LH(2)	2,708,289	3,499,100	4,736,079	3,529,093	3,294,345	2,761,740	2,473,967	2,308,805	2,142,590	1,934,661	1,930,149	2,121,020	2,038,507
BRLI(3)	285,764	376,217	318,252	347,248	300,616	476,758	529,792	652,291	701,186	702,009	664,564	690,330	697,232

Average daily trading volume
SP	18,009	26,836	33,535	28,841	12,086	25,429	55,884	31,859	53,547	37,214	38,319	29,848	56,768
DGX	545,068	417,805	582,505	554,486	551,638	714,871	526,832	523,832	513,242	418,073	570,371	1,250,000	785,573
LH	624,391	747,800	2,090,000	766,009	663,110	651,148	1,030,000	749,632	696,779	533,268	449,867	745,319	708,009
BRLI	87,011	90,876	75,841	94,855	224,343	110,334	127,969	65,126	68,529	69,469	50,655	49,859	87,957

Source: Bloomberg

Note: Short interest ratio calculated as short interest divided by the average volume

(1)          DGX basic shares outstanding 202,988,456

(2)          LH basic shares outstanding 135,118,283

(3)          BRLI basic shares outstanding 12,930,867

Lab trading multiples

$ millions, except per share amounts

	Price	% of 52-	Market	Enterprise	2006E EBITDA	EV/Revenue				EV/EBITDA				P/E
	9/26/05	week high	cap	value	margin	2005E		2006E		2005E		2006E		2005E		2006E		LTGR	2005 PEG

Quest Diagnostics	$51.17	93.4%	$10,755	$11,405	22.2%	2.1	x	2.0	x	9.7	x	9.0	x	18.5	x	16.5	x	14.0%	1.32	x
LabCorp	48.19	92.7%	6,598	7,518	24.5%	2.3		2.1		9.4		8.6		17.1		15.5		12.0%	1.43
Bio-Reference Labs	17.06	96.1%	232	247	12.3%	1.5		1.2		13.1		10.1		25.8		19.3		NA	NA

Mean		94.1%			19.7%	1.9	x	1.8	x	10.7	x	9.2	x	20.5	x	17.1	x	13.0%	1.38	x
Median		93.4%			22.2%	2.1	x	2.0	x	9.7	x	9.0	x	18.5	x	16.5	x	13.0%	1.38	x

Source:  Company filings, selected Wall Street research and IBES

Note: Financials calendarized to December year end

Lab transaction comparables

$ millions

				LTM Multiple
Date	Acquirer	Target	Transaction value	Revenue		EBITDA
11/11/02	LabCorp	Dianon	$598	3.5	x	15.7	x

4/2/02	Quest Diagnostics	Unilab	1,140	2.9		14.1

6/28/01	Dianon	UroCor	159	2.7		21.0

12/14/04	LabCorp	US Pathology Labs	155	2.1		9.7

8/8/05	Quest Diagnostics	LabOne	919	1.9		13.6

12/9/02	Welsh, Carson, Anderson & Stowe	Ameripath	839	1.8		7.6

2/7/02	Quest Diagnostics	AML	500	1.8		14.6

5/9/02	LabCorp	Dynacare	682	1.6		12.5

3/20/05	LabCorp	Esoterix(1)	150	1.4		8.6

Mean				2.2	x	13.0	x

Median				1.9	x	13.6	x

Source: SEC filings, selected Wall Street research and publicly available information

(1)          Assumes $110.0mm of revenue; based on selected Wall Street research report dated March 30, 2005

Silver discounted cash flow analysis – Silver management Case 1

Free cash flow ($ millions)

											Terminal
	2005(1)	2006	2007	2008	2009	2010	2011	2012	2013	2014	period
Revenue	$159.8	$183.6	$208.4	$225.4	$249.1	$271.5	$293.2	$313.7	$332.5	$349.2	$364.0
% growth	18.6%	14.9%	13.5%	8.2%	10.5%	9.0%	8.0%	7.0%	6.0%	5.0%	4.3%
EBITDA	13.2	22.0	28.7	34.3	40.2	45.3	50.5	55.2	59.7	63.7	66.4
% margin	8.2%	12.0%	13.8%	15.2%	16.1%	16.7%	17.2%	17.6%	17.9%	18.2%	18.2%
EBIT	6.6	15.4	22.1	27.5	33.4	38.3	43.4	47.9	52.0	55.6	57.9
% margin	4.1%	8.4%	10.6%	12.2%	13.4%	14.1%	14.8%	15.3%	15.6%	15.9%	15.9%
Taxes	2.9	6.7	9.6	12.0	14.5	16.7	18.9	20.8	22.6	24.2	25.2
% Tax rate	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%
EBIAT	3.7	8.7	12.5	15.5	18.8	21.6	24.5	27.1	29.4	31.4	32.7

Add: D&A	$6.6	$6.6	$6.6	$6.8	$6.8	$7.0	$7.1	$7.3	$7.7	$8.1	$8.4
Less: Increase in WC	(1.6)	(2.0)	(1.7)	(0.6)	(2.6)	(2.4)	(2.4)	(2.2)	(2.1)	(1.8)	(1.8)
Less: Capex	(8.0)	(8.0)	(7.6)	(6.8)	(7.5)	(8.1)	(8.8)	(9.4)	(10.0)	(10.5)	(9.4)
Free cash flow (FCF)	$0.7	$5.3	$9.7	$15.0	$15.6	$18.0	$20.4	$22.7	$25.0	$27.2	$29.9

Implied enterprise value

	Perpetuity revenue growth
Cost of capital	4.00%	4.25%	4.50%
10.5%	$283.9	$292.2	$301.2
11.0%	261.2	268.1	275.5
11.5%	241.6	247.4	253.6

Implied equity value per share

	Perpetuity revenue growth
Cost of capital	4.00%	4.25%	4.50%
10.5%	$13.23	$13.55	$13.89
11.0%	12.36	12.63	12.91
11.5%	11.61	11.83	12.07

Implied terminal EBITDA multiple

	Perpetuity revenue growth
Cost of capital	4.00%		4.25%		4.50%
10.5%	7.6	x	7.9	x	8.3	x
11.0%	7.1		7.3		7.6
11.5%	6.6		6.9		7.1

Source: Silver management projections

Note: Valuation date of 9/26/05; excludes present value of NOL carryforwards

(1)          Represents end of year run rate

Silver discounted cash flow analysis - Silver management Case 2

Free cash flow ($ millions)

											Terminal
	2005(1)	2006	2007	2008	2009	2010	2011	2012	2013	2014	period
Revenue	$159.8	$174.8	$196.4	$218.7	$239.2	$258.2	$276.0	$292.4	$306.8	$319.0	$332.5
% growth	18.6%	9.3%	12.4%	11.4%	9.4%	7.9%	6.9%	5.9%	4.9%	4.0%	4.3%
EBITDA	13.2	14.3	17.7	23.1	26.9	30.4	33.8	37.0	39.7	41.9	43.7
% margin	8.2%	8.2%	9.0%	10.6%	11.3%	11.8%	12.2%	12.6%	12.9%	13.1%	13.1%
EBIT	6.6	7.7	11.1	16.3	20.1	23.5	26.8	29.8	32.2	34.1	35.6
% margin	4.1%	4.4%	5.7%	7.5%	8.4%	9.1%	9.7%	10.2%	10.5%	10.7%	10.7%
Taxes	2.9	3.4	4.8	7.1	8.8	10.2	11.7	13.0	14.0	14.9	15.5
% Tax rate	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%	43.5%
EBIAT	3.7	4.4	6.3	9.2	11.4	13.3	15.2	16.8	18.2	19.3	20.1

Add: D&A	$6.6	$6.6	$6.6	$6.8	$6.8	$6.9	$6.9	$7.1	$7.4	$7.8	$8.1
Less: Increase in WC	(1.6)	(0.6)	(1.3)	(1.2)	(2.2)	(2.0)	(1.9)	(1.8)	(1.6)	(1.3)	(1.3)
Less: Capex	(8.0)	(7.6)	(7.2)	(6.6)	(7.2)	(7.7)	(8.3)	(8.8)	(9.2)	(9.6)	(9.0)
Free cash flow (FCF)	$0.7	$2.8	$4.4	$8.3	$8.8	$10.4	$11.9	$13.4	$14.9	$16.2	$17.9

Implied enterprise value

	Perpetuity revenue growth
Cost of capital	4.00%	4.25%	4.50%
10.5%	$166.7	$171.7	$177.1
11.0%	153.2	157.4	161.8
11.5%	141.5	145.0	148.8

Implied equity value per share

	Perpetuity revenue growth
Cost of capital	4.00%	4.25%	4.50%
10.5%	$8.71	$8.91	$9.12
11.0%	8.16	8.33	8.51
11.5%	7.68	7.82	7.98

Implied terminal EBITDA multiple

	Perpetuity revenue growth
Cost of capital	4.00%		4.25%		4.50%
10.5%	6.9	x	7.2	x	7.5	x
11.0%	6.4		6.7		6.9
11.5%	6.0		6.2		6.5

Source: Silver management projections

Note: Valuation date of 9/26/05; excludes present value of NOL carryforwards

(1) Represents end of year run rate

Implied valuation of NOL carryforward

Indicative NOL carryforward utilization – Based on Case 1 projections ($ millions)

	Projected year ended December 31,
	Beginning balance	2005	2006	2007	2008
Projected taxable income(1)		$2.8 (2)	$15.4	$22.1	$27.5

Annual Federal NOL carryforward utilization		2.8	15.4	19.1	0.0
Ending Federal NOL carryforward balance	(37.3)	(34.5)	(19.1)	0.0	0.0

Federal tax rate(3)		34.5%	34.5%	34.5%	34.5%
Federal tax savings		1.0	5.3	6.6	0.0

Annual State NOL carryforward utilization		2.8	15.4	22.1	5.2
Ending State NOL carryforward balance	(45.5)	(42.7)	(27.3)	(5.2)	0.0

State tax rate(3)		9.0%	9.0%	9.0%	9.0%
State tax savings		0.3	1.4	2.0	0.5

Total tax savings(4)		$1.2	$6.7	$8.6	$0.5

NOL carryforward implied value – Case 1

Discount rate	Total value ($mm)	Per share value

10.5%	$13.8	$0.58
11.0%	13.7	0.57
11.5%	13.5	0.57

NOL carryforward implied value – Case 2

Discount rate	Total value ($mm)	Per share value

10.5%	$12.5	$0.52
11.0%	12.4	0.52
11.5%	12.3	0.51

Source: Silver management projections

Note: Implied valuation date 9/26/05; $37.3 million in federal and $45.5 in state NOL carryforwards as of 6/30/05

(1)     Case 1 projections, book taxable income used as proxy for taxable income

(2)     Estimated taxable income

(3)     Silver estimated federal and state tax rates

(4)     For implied valuation purposes, assumes cash flows associated with tax savings occur in the fifteenth day of the fourth month following the end of the taxable period

Cost of capital analysis

Cost of equity (Ke)

Ke = Rf + B * Rp

Risk free rate (Rf)(1)	4.2%
Assumed risk factor	1.5
Equity risk premium (Rp)(2)	4.9%
Cost of equity	11.5%

After-tax cost of debt (Kd)

Kd = pre-tax Kd* (1-tax rate)

Pre-tax cost of debt	10.0%
Effective tax rate	43.5%
After-tax cost of debt	5.7%

Cost of capital calculation

Cost of equity (Ke)	11.5%
Weighting	90.0%
Cost of debt (Kd)	5.7%
Weighting	10.0%
Cost of capital	10.9%

Sensitivity analysis

	Target debt to cap
Risk factor	0%	10%	20%
1.3	10.5%	10.1%	9.6%
1.5	11.5%	10.9%	10.4%
1.7	12.5%	11.8%	11.1%

(1)          Based on 10-year treasury bond

(2)          Based on JPMorgan M&A research dividend discount model, August 2005

Silver current shareholder base

Silver common stock shareholder breakdown

[CHART]

Institutional investor breakdown

[CHART]

Top 20 Silver institutional shareholders

		Equity
		assets	Current	% of shares	% of
Institution	Style	($mm)	(shares)	outstanding	float
Brown Capital Management, Inc.	Growth	$2,742	2,180,283	9.1%	25.0%
Pequot Capital Management, Inc.	Growth	5,065	1,751,100	7.3	20.1
Bridger Management LLC	Growth	1,417	1,302,400	5.4	14.9
Heartland Advisors, Inc.	Value	2,427	1,089,800	4.5	12.5
Dimensional Fund Advisors, Inc.	Index	57,610	528,050	2.2	6.1
Barclays Global Investors, N.A.	Index	696,507	346,657	1.4	4.0
Accipiter Capital Management LLC	Aggressive growth	111	292,500	1.2	3.4
New York State Common Retirement Fund	Index	59,311	263,800	1.1	3.0
Vanguard Group, Inc.	Index	358,330	180,371	0.8	2.1
American Capital Management, Inc.	Growth	186	139,750	0.6	1.6
SSgA Funds Management	Index	457,589	129,615	0.5	1.5
TIAA–CREF Investment Management LLC	Index	158,640	95,021	0.4	1.1
Northern Trust Global Investments	Index	189,373	88,585	0.4	1.0
George Weiss & Co. LLC	Value	1,133	75,000	0.3	0.9
State of Wisconsin Investment Board	Growth	11,671	56,200	0.2	0.6
Mellon Bank Asset Mgmt. (Mellon Capital Mgmt.)	Index	100,437	52,781	0.2	0.6
The Florida State Board of Administration	Index	43,006	34,700	0.1	0.4
Chartwell Investment Partners	Growth	4,633	26,300	0.1	0.3
Public Employees Retirement Association of Colorado	Index	13,740	25,800	0.1	0.3
Reed, Conner & Birdwell LLC	GARP	3,202	24,500	0.1	0.3
Top 20		—	8,683,213	36.2%	99.5%
Total Institutions		—	8,798,481	36.7%	100.9%
Net of Short Interest at 9/05		—	8,271,024	34.5%	94.8%
Management/Insiders		—	16,037,879	66.9%	183.9%
Retail		—	0	0.0%	0.0%

Source: Lionshares as of 9/20/05

Note: Assumes common shares outstanding of 24.0mm shares

(1) Short interest of 0.5mm shares at 9/15/05